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                                                                    EXHIBIT 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 1, 1997, except as to the reverse stock split described in Note 14, which is as of October 8, 1997, relating to the consolidated financial statements of Bright Horizons, Inc., and our report dated July 2, 1996 relating to the financial statements of GreenTree Child Care Services, Inc., which appear in the Prospectus filed on November 7, 1997 pursuant to Rule 424(b)(4) in connection with the Registration Statement on Form S-1 (File No. 333-14981). We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial and Operating Data."


/s/ Price Waterhouse LLP

Boston, Massachusetts
February 5, 1998